Exhibit 10.13.7

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
2018 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

(For Grants Made to Independent Directors)

Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”), hereby grants to the [•] (the “Holder”), as of [•] (the “Grant Date”), pursuant to the provisions of the Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan (the “Plan”) (which is attached hereto), a Restricted Share Award of [•] Common Shares of the Company (the “Award”), subject to the restrictions, terms and conditions set forth in the Plan and this agreement (this “Agreement”).  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.         Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Holder accepts this Agreement by executing this Agreement in the space provided below and returning an original execution copy of this Agreement to the Company.  As soon as practicable after the Holder has executed this Agreement and returned it to the Company, the Company shall cause to be issued in the Holder’s name the total number of Common Shares subject to the Award. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery of Common Shares subject to the Award.

2.         Rights as a Shareholder.  Except as otherwise provided herein, during the Restriction Period and until forfeiture pursuant to Section 3, the Holder shall have the rights as a holder of Common Shares, including, without limitation, the right to receive dividends and other distributions thereon and any voting rights. Dividends paid with respect to unvested Common Shares shall be unvested and shall be subject to the terms and conditions applicable to the Common Shares to which such dividends relate.  The Common Shares subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the Common Shares duly noted, until such Award shall have vested, pursuant to Section 3 hereof, and as soon thereafter as practicable, the vested Common Shares shall be delivered to the Holder as the Holder shall direct.

3.         Restriction Period and Vesting.

3.1.      Restriction Period. Except as otherwise provided for herein, the Award shall vest on the [•] anniversary of the Grant Date (the “Vesting Date”), if, and only if, the Holder is, and has been, continuously serving as an Independent

Director from the Grant Date through and including the Vesting Date.  The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2.   Termination of Service.  If the Holder’s service with the Company as an Independent Director is terminated prior to the end of the Restriction Period for any reason, then the unvested portion of the Award shall be immediately forfeited by the Holder and the Common Shares subject to the Award shall be transferred to the Company for no consideration.

3.3.   Change in Control. Notwithstanding the foregoing, upon a Change in Control, the Committee, as constituted prior to the Change in Control, may treat this award in any manner authorized by the Plan, subject to the following:

(a)        Settlement of Award Not Properly Substituted or Assumed. In the event of a Change in Control pursuant to which the Award is outstanding and not effectively substituted, assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee (as constituted prior to such Change in Control), with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), the Award shall fully vest as of the date of the Change in Control.

(b)        Settlement of Award Properly Substituted or Assumed. In the event of a Change in Control pursuant to which the Award is outstanding and is effectively substituted, assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee (as constituted prior to such Change in Control), with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), then any such substituted or continued Award shall provide that if the Holder’s service terminates, within 12 months following such Change in Control and the Holder executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 45 days after the date of such termination, the Award shall fully vest.

4.         Transfer Restrictions and Investment Representation.

4.1.      Nontransferability of Award.  During the Restriction Period, the Award (and the underlying Common Shares subject to the Award) shall not be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except as permitted by the foregoing sentence, during the Restriction Period, neither the Award nor the Common Shares subject to the Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, such Award and all rights hereunder shall immediately become null and void. All transfer restrictions provided for in this Section 4.1, shall lapse as of the Vesting Date.

4.2.    Investment Representation.  The Holder hereby covenants that (a) any sale of any Common Share acquired pursuant upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

5.         Additional Terms and Conditions of Award.

5.1.      Clawback of Proceeds. The Award is subject to the clawback provisions in Section 5.14 of the Plan. The Holder agrees that by accepting the Award the Holder authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Holder pursuant to this Section 5.1 from any amounts payable by or on behalf of the Company or any Affiliate to the Holder, including, without limitation, any amount payable to the Holder as compensation or remuneration, including, but not limited to the vesting or settlement of the Award or any share-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

5.2.      Taxation.  The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with the Award.  The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice.  By accepting this Agreement, the Holder acknowledges his or her understanding that the Holder may file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), not later than 30 days after the Grant Date, to include in the Holder’s gross income the Fair Market Value of the unvested Common Shares subject to the Award as of such date.  Before filing a Section 83(b) Election with the Internal Revenue Service, the Holder shall notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A.

5.3.    Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the Common Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Common Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

5.4.      Award Confers No Rights to Continued Service.  In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement or the Plan, give or be deemed to give the Holder any right to continued service with the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the service of any person at any time.

5.5.      Decisions of Board or Committee.  The Board or the Committee shall have the right to resolve all questions, which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.6.      Successors.   This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise and the Company shall require any such acquirer successor to assume this Agreement and the obligations and liabilities contemplated hereunder.  Holder’s rights, benefits and obligations under this Agreement are personal and shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company.

5.7.      Notices.  All notices, requests or other communications provided in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid (or in a foreign country such similar method), addressed as follows:

If to the Company:                                                              Sirius International Insurance Group, Ltd.
14 Wesley Street, 5th Floor

Hamilton HM11 Bermuda
Attention:  Group General Counsel

If to the Holder:                                                                                  [•]

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

5.8.      Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the Code or the laws of the United States and/or Bermuda, shall be governed by the laws of New York and construed in accordance therewith without giving effect to principles of conflicts of laws

5.9.      Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Holder hereby acknowledges receipt of a copy of the Plan.

5.10.    Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

5.11.    Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

5.12.    Amendment and Waiver.  The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

5.13.    Compliance with Section 409A of the Code.  The Award is intended to be exempt from Section 409A of the Code, and shall be interpreted and construed accordingly.

Sirius International Insurance Group, Ltd.

By:

Name:	[•]
Title:	[•]

Acknowledgment, Acceptance and Agreement:

By accepting this grant, I hereby accept the Award and acknowledge and agree to be bound by the terms and conditions of this Agreement and the Plan. Holder acknowledges that there may be adverse tax consequences associated with the Award or the acquisition or disposition of the Shares associated with the Award and that the Holder should consult a tax adviser.

HOLDER

Date

EXHIBIT A -- SAMPLE 83(B) ELECTION

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
IN GROSS INCOME

IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include the value of the property described below in gross income in the year of transfer and supplies the following information in accordance with the regulations promulgated thereunder:

1.  The name, address and taxpayer identification number of the undersigned are:

[Taxpayer]

[Address]

[Social Security Number]

2.  Description of the property with respect to which the election is being made:

[•] Common Shares, par value $0.01 per share, of Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”), granted to the undersigned as restricted shares.

3.  The date on which the property was transferred is [•].

The taxable year to which this election relates is calendar year [•].

4.  The nature of the restrictions to which the property is subject is:

If the services of the undersigned terminate prior to specified dates, the undersigned will forfeit the property transferred to the undersigned.

5.  Fair market value:

The fair market value (determined without regard to any restrictions) of the property with respect to which this election is being made was $[•]per share at the time of transfer.

6.  Amount paid for property:

The taxpayer has paid $0 for the property.

7.  Furnishing statement to company:

A copy of this statement has been furnished to the Company.

Dated:

A-1

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
2018 OMNIBUS INCENTIVE PLAN